UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 23, 2008 (September 17, 2008)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#102 - 930 West 1st Street North Vancouver, B.C. Canada V7P 3N4
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:   (604) 988-6440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 17, 2008, Braintech, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Royal Bank of Canada (“RBC”), dated July 29, 2008, which provides for a $250,000 revolving demand facility (the “Revolving Demand Facility”) and a $2,405,000 non-revolving term facility (the “Term Facility,” together with the Revolving Demand Facility, the “Credit Facilities”).

The Agreement supersedes and cancels the agreement between the Company and RBC, dated November 2, 2006, and any amendments thereto (the “2006 RBC Agreement”).  The loan under the 2006 RBC Agreement was originally in the principal amount of $2,473,000, and any amount outstanding under the 2006 RBC Agreement is deemed to be a borrowing under the Agreement.  As of the date prior to funding under the Term Facility, $1,197,837 remained outstanding under the 2006 RBC Agreement.

The Term Facility is payable in 24 equal installments of principal and monthly accrued interest with the first payment due on October 11, 2008.  The maturity date for the loan is September 22, 2010.  Borrowings under the Revolving Demand Facility are payable upon demand of RBC.

Borrowings under the Credit Facilities can be made either as Royal Bank Prime based loans (“RBP Loans”) at the interest rate equal to the Royal Bank Prime (as defined in the Agreement) rate plus .50 percent or (2) Royal Bank US Base Rate loans (“RBUSBR Loans”) at the interest rate equal to the Royal Bank US Base Rate (as defined in the Agreement) plus .50 percent.  Alternatively, interest on borrowings under the Term Facility can be calculated at LIBOR plus 1.50 percent, which the Company has elected.  The aggregate borrowings outstanding under the Revolving Demand Facility and the Term Facility cannot exceed the lesser of (1) $2,405,000 and (2) $45,000 plus the aggregate amount of the Letters of Credit (as defined below) provided as security for the Company’s obligations under the Agreement.

The Credit Facilities are subject to the registration, as required, of the Security (as defined below) to the satisfaction of RBC, receipt of such financial and other information or documents relating to the Company as RBC may reasonably require, and such other authorizations, approvals, opinions and documentation as the RBC may reasonably require.

The Company is subject to a number of covenants under the Agreement, which, among other things, restrict the Company’s ability to (1) grant or create any mortgage, lien, security interest or other encumbrance affecting its properties, assets or other rights, (2) sell, transfer or otherwise dispose of its properties or assets other than in the ordinary course of business, (3) guarantee the payment of any monies or performance of any obligations of any other person (as defined in the Agreement) and (4) engage in mergers or consolidations.  Further, the Agreement defines various events of default which include, among other things, non-payment of principal, interest or other amounts when due, violation of any covenants in the Agreement, a material adverse change in the financial condition, ownership or operation of the Company and defaults for any other indebtedness.  Upon the occurrence of an event of default, RBC can cancel any of the Credit Facilities, demand immediate repayment in full of any amounts outstanding thereunder and to realize all or any portion of the Company's assets or Letters of Credit (as defined below) securing the Credit Facilities.

The Company’s obligations under the Agreement are secured by all personal property of the Company and its subsidiary, Braintech Canada, Inc., and the irrevocable and unconditional standby letters of credit (each, a “Letter of Credit” and collectively, the “Letters of Credit”) which were previously provided by certain stockholders (the “LC Providers”) to RBC as security under the 2006 RBC Agreement.

The description of the terms of the Agreement set forth herein is qualified in its entirety to the full text of the Agreement, which is filed as an exhibit hereto.

Item 1.02  Termination of Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

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Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement between Royal Bank of Canada and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 23, 2008

BRAINTECH, INC.

		By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer

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